  News release

FOR IMMEDIATE RELEASE

Contact: Mandy Walsh

301-260-3614

awalsh@sandyspringbank.com

Sandy Spring Bancorp To Reserve Funds in Second Quarter

Jury Verdict Finds Against Bank in Pre-merger Civil Lawsuit

Bank Plans to Appeal

OLNEY, Md., May 16, 2014 – Sandy Spring Bancorp, Inc. (NASDAQ: SASR) announced today that it will reserve funds in the second quarter in response to a verdict from a jury in the Anne Arundel County Circuit Court in the matter of Ashley, et al vs. CommerceFirst Bank, which involved claims based on the actions of a former employee of CommerceFirst Bank. Sandy Spring Bank acquired CommerceFirst Bank in 2012. The jury entered a verdict for damages totaling $6,050,000, including $5 million in punitive damages. Compensatory damages of $1,050,000 are expected to be covered by insurance.

“While we respect the judicial process, we do not believe that Sandy Spring Bank should be held liable for the actions of a former CommerceFirst Bank employee who acted outside the scope of his employment,” said Daniel J. Schrider, Sandy Spring Bank President and CEO. “Because this outcome is not in the best interest of our shareholders, we will continue to fight it through the appropriate legal channels.”

Sandy Spring Bank will reserve the funds for these damages in the second quarter of 2014, which will negatively impact quarterly earnings.

About Sandy Spring Bancorp/ Sandy Spring Bank

With $4.1 billion in assets, Sandy Spring Bancorp, Inc. is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc. Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 49 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George's counties in Maryland, and Arlington, Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of insurance and investment management services. Visit www.sandyspringbank.com for more information about Sandy Spring Bank.

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp's forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company's loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company's ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2013, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp's forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC's Web site at www.sec.gov.

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